ENGAGEMENT AGREEMENT

AGREEMENT made this 15th day of December 1999 by and between Electra Capital Corporation, One Rockefeller Plaza, Suite 1600 New York, NY 10020 (the Consultant) and INFe.com, 8000 Towers Crescent Drive, Suite 640, Vienna, VA 22182 (the Company)

                           WITNESSETH:
   WHEREAS, the Consultant provides consultation services relating to investment banking, corporate finance, business management and marketing; and

   WHEREAS, the Company desires to utilize the services of the Consultant in connection with its business operations.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

   1. The Consultant shall provide at the request of the Company, business management and marketing consultation services. Such services shall include assistance in (a) advice concerning the proposed implementation of procedures for the enhancement of the market value of the Company, (b) advice concerning the Company's acquisition and merger program include structuring, formatting and preparing for the process of acquisitions and mergers by the Company of other synergistic companies or their assets including the supervision of preparation materials in conjunction. with the Company's, legal, financial and other internal and external professionals, (c) assisting the Company in retaining (as required) the services of SEC attorneys and other professionals with respect to foregoing and (d) such other assistance as the parties may mutually agree upon.

   2. The Consultant will also assist the Company in securing financing of $1 - 5 million dollars, on a best efforts basis in a period of 120 days or less.

   3. The Consultant will thereupon initiate introductions to broker/dealers which are members of the National Association of Securities Dealers, Inc. for the purpose of their possible assistance in the enhancement of the market value of the Company's publicly traded securities.

   4. The Consultant may also assist the Company in its negotiation with the agents introduced by the Consultant to it.



Initial Company __/s/__                       Initial Consultant__/s/__

        Exhibit - 10.9


   5. Any parties introduced to the Company by the Consultant, even if declining participation hereby, shall be deemed a"Protected Party" and thereafter the Company shall not directly deal with the Protected Party except by and through the Consultant.

   6. The Company agrees to indemnify and hold harmless the Consultant and its affiliates against any legal action arising from written warranties and representations provided by the Company. Such indemnification shall include payment of judgments, if any, and costs of legal representation and court costs, if any.

   7. The fees set fourth herein below shall be in addition to any other fees that the Company may be required to pay to consummate any of the transactions referenced in Paragraph "1" herein above. This agreement does not constitute a commitment nor an undertaking on the part of the Consultant to internally ensure the successful arrangement nor completion of any such transaction.

   8. In consideration of the foregoing consulting services the Company further agrees to the following financial terms and conditions and the Company agrees to the Consultant's fees and expenses as follows:

       a.   a ten (10%) cash brokerage fee:

       b. an initial retainer of $ 10,000 and 25,000 shares of INFE.COM) shall be paid to the Consultant upon signing of this agreement. Additional compensation as described in "Schedule A" shall be paid upon reaching the milestone described therein. The retainer is refundable if the consultant fails to deliver a "firm commitment" term sheet at a minimum .50c a share for at least $1 million dollars.

       c. for a period of one (1) year following the completion of the initial private placement, the Consultant will have the first right of refusal, exercisable within ten (10) business days of notice, to provide any additional financing(s) up to an additional $4,000,000 the Company may be seeking under the 506 filing. The Consultant will be entitled to a retainer of $5,000 per $1 million sought and an option to purchase 50,000 shares of common stock under the same terms and conditions as the attached "Schedule A". The retainer for additional funds sought is refundable if the consultant fails to deliver a "firm commitment"




Initial Company __/s/__                       Initial Consultant__/s/__

        Exhibit - 10.9


            term sheet acceptable to Client.


   9. The Company and its affiliates agree to fully disclose to the Consultant any and all information that is deemed pertinent to the business of the Company as requested by the Consultant.

   10. The parties have agreed to hold private and confidential all information and not to circumvent the disclosing party with regard to any all contracts, customers and related persons or entities including, but not limited to:

       (a) Information may include identifying financing sources, working party participants, bond providers, banks, investors, credit enhancement sources, underwriters, brokers, contractors, developers, joint venture investors. It is acknowledged hereby that the business of each and the identity of them is to be construed as confidential information and belongs to the party providing such information.

       (b) Neither party, without the prior written consent of the other, shall divulge, disseminate, communicate or otherwise disclose any confidential or proprietary information provided as a result of the business between the parties except to the reasonable extent required to accomplish the purposes contemplated by said business arrangements between the parties.

       (c) The parties agree that neither, without prior written consent of the other party, shall circumvent the disclosing party with regard to contacts, customers and/or related persons or entities identified by the identifying party.

       (d) Confidential includes, but is not limited to, any information not obtainable by the general public and which contains information which would be considered owned by the owner and proprietary in nature and which would be considered as a trade secret except so far as it already exists in the public domain.
(e) It is the intention of the parties to use the confidential or proprietary information and to use the contracts, customers or related persons or entities to the advantage of the receiving party and for like benefit to the providing party in accordance with the terms and conditions of this business transaction.

       (f) The parties warrant that the consent of this paragraph of this Agreement has been communicated to each officer, director, employee, agent, subsidiary or affiliate and those persons have consented to this paragraph of this Agreement.



Initial Company __/s/__                       Initial Consultant__/s/__

        Exhibit - 10.9


       (g) Each party agrees with the other that its officers, directors, employees, consultants and attorneys shall not knowingly contact directly of indirectly any source introduced by the other party for the purpose of arranging or completing the transactions as contemplated in this Agreement or other transaction with said parties without the express written consent of the other party(ies).

       (h) The parties agree that any transaction undertaken by either of them relating to the subject matter of this Agreement shall entitle all other parties to full information regarding the transaction, including the identity of persons, firms, corporations, copies of all documentation, copies of all closing agreements and access to bank accounts for verification of the amounts in closing agreements, and alternatively, each party may attend the closing of any transaction if, in the estimation of the party arranging for such closing, this shall be possible, feasible or not a violation of any confidentiality between that party and the person with whom such closing occurs; notwithstanding this provision all of the agreements prior to and connected with such closing shall be transparent arid available to all parties as a condition precedent to closing.

   11. The Company will pay any and all prior agreed upon expenses as stated in writing, which may be incurred by the Consultant in connection with this Agreement, within five (5) business days following receipt of funding by the Company.

   12. Services provided by the Consultant to and on behalf of the Company in connection with this Agreement will be suspended forthwith in the event of nonpayment of fees or expenses.

   13. This Agreement shall be defined by and constructed in accordance with the laws of the State of New York.

   14. Representations and Warranties of the Company are as follows:

       (a) The execution and delivery of this Agreement, and the consummation by the Company of the transactions contemplated hereby, will be duly and validly authorized by the Board of Directors of the Company which authorization will remain in full force and effect, and no other corporate proceedings on the part of the Company will be necessary to authorize this Agreement and the transactions contemplated hereby; (b) This Agreement constitutes the legal, valid and binding act of the Company and is enforceable with respect to the Company in accordance with its



Initial Company __/s/__                       Initial Consultant__/s/__

        Exhibit - 10.9


terms and neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will conflict with or result in a breach or violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, security agreement, indenture, license agreement, charter or other instrument, obligation or corporate restriction (including, without limitation, Articles of Incorporation and By-Laws) to which the Company is a party or by which the Company is bound, or violate any judgment, order, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

   18. All prior understandings and agreements of the parties relating to the subject matter hereof have been merged into this Agreement. No representations or warranties as to the subject matter hereof have been made, except as expressly set forth herein. No modifications, changes alterations of this Agreement shall be binding upon any party hereto unless the same shall be in writing signed by all of the parties hereto.

   15. The parties agree that any suit action or proceeding between the parties hereto arising out of or relating in any manner to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York.

   16. This Agreement may not be assigned by any of the parties hereto without the consent of all of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

   17. If any paragraph, term or provision of this Agreement shall be held or determined to be unenforceable the balance of this Agreement shall nevertheless continue in full force and effect unaffected by such holding or determination.

   18. The failure of any party to enforce strict performance of this Agreement or any of their rights hereunder in any one or more instances shall not be deemed or construed to be a waiver of any terms, conditions, rights, options or remedies hereunder, and the same shall continue in full force and effect.

   19.  This contract may be canceled by either party by



Initial Company __/s/__                       Initial Consultant__/s/__

        Exhibit - 10.9


providing written notice to the other at the address on this contract by certified mail.

By:

Electra Capital Corporation
Peter John Frugone, Managing Director
Dated: 12/16/99

By:
INFE.COM, ,
Thomas M. Richfield, CEO
Dated: 12/15/99







Initial Company __/s/__                       Initial Consultant__/s/__

        Exhibit - 10.9


               CONSULTING AGREEMENT - SCHEDULE "A"

  The Company agrees to sell its securities to the public and Consultant as a group. The Consultant shall have the right to purchase its allocation, to be determined prior to an offering, as set forth below. Upon the happening of the events set forth below, the Consultant shall have the option to purchase, at the offering price, a total of ten (10%) percent of the total number of shares purchased by the investor or investor group introduced to the Company by the Consultant. These shares will carry the standard "piggyback" registration provisions to any subsequent registrations, by the Company.

  The Consultant shall exercise the options herein granted, for a period of three (3) years from the completion of the offering, by sending written notice to the Company of the number shares to be purchased and including payment for the shares purchased. The Consultant may direct the Company to issue its shares in nominee form

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on


By:__/s/Peter John Frugone___________     By:__/s/Thomas M. Richfield___
Electra Capital Corporation               INFE.COM,
Peter John Frugone, Managing Director     Thomas M. Richfield, CEO

         Dated: 12/16/99                       Dated:  12/15/99

          Exhibit - 10.9